Exhibit 99.1

Propanc Receives Investment to Initiate GLP Safety Toxicology Study for PRP

Set to Initiate Development and GMP manufacture of Finished Drug Product for First-In-Man Studies

MELBOURNE, AUSTRALIA, July 5, 2016 – Propanc Health Group Corporation (OTCQB: PPCH) (“Propanc” or “the Company”), an emerging healthcare company focusing on development of new and proprietary treatments for cancer patients suffering from solid tumors such as pancreatic, ovarian and colorectal cancers, today announced the Company executed a Letter Agreement with an institutional investor resulting in the Company receiving $314,286 in order to progress their lead product, PRP, towards first-in-man studies.

The cash provides sufficient capital to support research and development activities including commencement of the in-life phase of a formal 28 day toxicology study (including a toxicokinetic arm designed to determine the relationship between the level of exposure of PRP in the blood and its toxicity) according to GLP (Good Laboratory Practice) standard, method validation of an IR (infrared) dye-labelling method for analyzing the metabolism and distribution of PRP in blood plasma, as well as corporate and administrative expenses.

The Company is also presently negotiating with a contract manufacturer development and GMP (Good Manufacturing Practice) manufacture of finished drug product for PRP to be used for first-in-man studies, and expects to commence this phase of development soon.

“We continue to receive support from our lead investor, who understands the needs of our business, as we invest a significant amount of our capital into development of our lead product, PRP, towards first-in-man studies,” said James Nathanielsz, Propanc’s Chief Executive Officer. “I am pleased to say we are on track and executing our plans, which we believe could unlock significant value for the Company and its shareholders in the near future.”

The Company aims to fast track the development of proenzyme related oncology products into clinical trials initially for pancreatic and ovarian cancers, followed by colorectal cancer. According to Global Analyst Reports, the combined world market for pancreatic, ovarian and colorectal cancers are expected to reach over $12 billion by 2020.

As further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2016, the Company and the institutional investor entered into a Letter Agreement on July 1, 2016, where the parties adjusted the terms of an existing securities purchase agreement. The Letter Agreement resulted in the exercise of an outstanding common stock purchase warrant held by the institutional investor for cash consideration to the Company of $314,286, in exchange for a reduction in the exercise price per share. The terms of the securities purchase agreement and common stock purchase warrant were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2015.

About Propanc:

Propanc is developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancers. We have developed a formulation of anti-cancer compounds, which exert a number of effects designed to control or prevent tumors from recurring and spreading throughout the body. Our products involve or employ pancreatic proenzymes, which are inactive precursors of enzymes.

In the near term, we intend to target patients with limited remaining therapeutic options for the treatment of solid tumors. In future, we intend to develop our lead product to treat (i) early stage cancer and (ii) pre-cancerous diseases and (iii) as a preventative measure for patients at risk of developing cancer based on genetic screening. For more information, visit: www.propanc.com

Forward-looking Statements:

All statements other than statements of historical fact contained herein are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties including those regarding our earnings, revenues and financial condition, our ability to implement our plans, strategies and objectives for future operations, our ability to execute on proposed new products, services or development thereof, our ability to establish and maintain the proprietary nature of our technology through the patent process, our ability to license from others patents and patent applications, if necessary, to develop certain products, our ability to implement our long range business plan for various applications of our technology, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, the results of our clinical research and development, competition in the industry in which we operate, overall market conditions, and any statements or assumptions underlying any of the foregoing. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including our reports on Forms 10-K, 10-Q and 8-K. We do not intend, and undertake no obligation, to update any forward-looking statement contained herein, except as required by law.

This is not a solicitation to buy or sell securities and does not purport to be an analysis of the company's financial position.

Contact:

Stanley Wunderlich
Consulting for Strategic Growth 1 Ltd

CEO
800-625-2236 ext. 7770
swunderlich@cfsg1.com

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